Exhibit 99.1

NOBLE NAMES RICHARD MCCRACKEN, JAMES THOMAS AND GERARD PICARD TO ITS BOARD OF DIRECTORS

TROY, MI – MAY 5, 2008 – Noble International, Ltd., (NASDAQ: NOBL) (“Noble” or the “Company”) announced that Richard McCracken, Gerard Picard and James Thomas have been elected to the Company’s Board of Directors, effective May 5, 2008. Concurrent with their appointment the Board set the authorized number of directors at seven.

Mr. McCracken, who has been appointed our new Chairman as well as a member of the audit committee, is a senior financial executive with over 33 years of experience, including 21 years at Alcoa. From 2000 until 2004 Mr. McCracken served as Alcoa’s Vice President of Finance in the packaging, consumer and distribution group. During his tenure as Vice President of Finance, Mr. McCracken provided financial, IT and strategic leadership and direction to seven business units with an excess of 100 operating locations, average revenues over $4 billion and cash flow in excess of $300 million. Mr. McCracken is currently a consultant providing operational and financial expertise to a variety of firms.

Mr. Picard is a senior financial and operations executive, with over 36 years of experience, with 26 of those years at companies that now form the ArcelorMittal Group. He retired in 2007 as head of ArcelorMittal’s financial department in the stainless division. Prior to this role, he held a variety of positions within the ArcelorMittal Group, including head of group finance and treasury activities, and head of mergers and acquisitions. Mr. Picard has been deemed by the Board to be a financial expert and is now the Chairman of the audit committee and a member of compensation committee.

Mr. Thomas, who has been appointed a member of the Company’s nominating and compensation committees, is the Chief Operating Officer for Micro Lamps, Inc., a privately held opto-electronics company providing lighting solutions to the aerospace, automotive and military markets. As Chief Operating Officer, Mr. Thomas has led negotiations and established international joint ventures with leading opto-electronics companies in Japan, Germany and Switzerland. From 1998 to 2001 Mr. Thomas was President of TEC II, a start-up formed to develop and market innovative solid state lighting devices. As President of TEC II Mr. Thomas established product manufacturing operations in China.

Noble’s Chief Executive Officer, Thomas Saeli, commented on the election of the new Board members, “We welcome Messrs. McCracken, Picard and Thomas to the board of directors. Each director brings a vast wealth of knowledge and experience to Noble and we look forward to working with each of them.”

SAFE HARBOR STATEMENT

Certain statements made by Noble International, Ltd. herein are “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements, as well as statements which address operating performance, events or developments that we believe or expect to occur in the future, including those that discuss strategies, goals, outlook or other non-historical matters, or which relate to future sales or earnings expectations, cost savings, awarded sales, volume growth, earnings or a general belief in our expectations of future operating results, are forward-looking statements. The forward-looking statements are made on the basis of management’s assumptions and estimations. As a result, there can be no guarantee or assurance that these assumptions and expectations will in fact occur. The forward-looking statements are subject to risks and uncertainties that may cause actual results to materially differ from those contained in the statements. Some, but not all of the risks, include our ability to obtain future sales; our ability to successfully integrate acquisitions; changes in worldwide economic and political conditions, including adverse effects from terrorism or related hostilities including increased costs, reduced production or other factors; costs related to legal and administrative matters; our ability to realize cost savings expected to offset price concessions; inefficiencies related to production and product launches that are greater than anticipated; changes in technology and technological risks; increased fuel costs; work stoppages and strikes at our facilities and that of our customers; the presence of downturns in customer markets where the Company’s goods and services are sold; financial and business downturns of our customers or vendors; and other factors, uncertainties, challenges, and risks detailed in Noble’s public filings with the Securities and Exchange Commission. Noble does not intend or undertake any obligation to update any forward looking statements. For more information see www.nobleintl.com.

For more information contact:

/s/ Michael C. Azar
Michael C. Azar
Vice President and General Counsel
Noble International, Ltd.
(248) 220-2001